UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Consolidated Communications Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, APRIL 27, 2020

The following Notice of Change of Location (“Notice”) relates to the proxy statement (the “Proxy Statement”) of Consolidated Communications Holdings, Inc. (the “Company”), dated March 18, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the board of directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, April 27, 2020. This supplemental Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 8, 2020.

The Notice should be read in conjunction with the Proxy Statement.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2020

To the Stockholders of Consolidated Communications Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Consolidated Communications Holdings, Inc. has been changed. As previously announced, the Annual Meeting will be held on Monday, April 27, 2020, at 9:00 a.m. Central Time. In light of public health concerns regarding the COVID-19 outbreak and to support the health and well-being of meeting participants, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, only stockholders of record at the close of business on the record date, February 27, 2020, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. If your shares are held for you by a beneficial holder in “street name” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/CNSL2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the Annual Meeting website during the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. A list of stockholders of record will be available during the virtual Annual Meeting for inspection by stockholders for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/CNSL2020.

By Order of the Board of Directors,

J. Garrett Van Osdell
Chief Legal Officer & Secretary

April 8, 2020

The Annual Meeting on April 27, 2020 at 9:00 a.m. Central Time is available at www.virtualshareholdermeeting.com/CNSL2020. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 27, 2020 — Our Proxy Statement and 2019 Annual Report to Stockholders are available at www.proxyvote.com.